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                                                                    Exhibit 10.4


                              EMPLOYMENT AGREEMENT



                  The parties to this Agreement are AXCELIS TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and BRIAN R. BACHMAN, an individual residing in the State of Ohio (the "Executive"). The Executive and the Company mutually desire to set forth in this Agreement the terms and conditions of an employment relationship following the initial public offering of the stock of the Company. The execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company (the "Board"). This Agreement shall become effective on the date of the consummation of the initial public offering of the stock of the Company (the "Effective Date").

                  NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

                  1. EMPLOYMENT AND TERM.

                  (a) EMPLOYMENT. The Company hereby offers to employ the Executive as the Chief Executive Officer of the Company and the Executive hereby accepts such employment with the Company, for the Term set forth in Paragraph 1(b). The Executive shall also serve as Vice Chairman of the Board of Directors of the Company. During the Term, the Executive shall also serve as Chief Executive Officer of each significant subsidiary of the Company.

                  (b) TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and end on the third anniversary of the Effective Date, subject to the extension of such Term by the mutual consent of the parties prior to the expiration of such Term or its earlier termination at the discretion of the Board or as provided in Paragraph
7. If the Board exercises its discretion to terminate the employment of the

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Executive and the Term, such action of the Board shall be deemed a Discharge
Without Cause and the Executive shall be entitled to receive the amounts and benefits under Paragraph 8(b) of this Agreement.

                  2. DUTIES. During the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as Chief Executive Officer of the Company, Chief Executive Officer of each significant subsidiary of the Company and Vice Chairman of the Board of Directors of the Company. The Executive shall report to the Board and perform such duties consistent with his positions, which will include the specific duties and responsibilities as outlined in the Company's Board of Directors Resolutions dated June 12, 2000 and the letter dated June 8, 2000 from S. R. Hardis, Chairman of the Board of the Company, both of which documents are incorporated herein by reference. The Executive shall devote his best skill and efforts (reasonable sick leave and vacations excepted) to the performance of his duties under this Agreement; provided, however, that during the Term the Executive shall be permitted to devote a reasonable amount of time during regular business hours and otherwise to concluding his assignments relating to the business affairs of Eaton Corporation. In addition, the Executive may devote reasonable periods required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company or its subsidiaries; (ii) fulfilling speaking engagements; (iii) engaging in charitable and community activities; (iv) participating in industry and trade organization activities; and (v) managing his personal investments; provided, that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

                  3. BASE SALARY. For services performed by the Executive for the Company pursuant to this Agreement during the period of employment as provided in Paragraph 1(b), the



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Company shall pay the Executive a base salary at the rate of at least $600,000 per year, payable in accordance with the Company's regular payroll practices (but no less frequently than monthly). Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

                  4. SALARY INCREASES. During the Term, the base salary of the Executive shall be reviewed no less frequently than annually by the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and his performance thereof, and, if it is determined that an increase is merited, such increase shall be put into effect at the time determined appropriate by the Board and the base salary of the Executive as so increased shall thereafter constitute the base salary of the Executive for purposes of Paragraph 3.

                  5. OTHER BENEFITS. In addition to the base salary to be paid to the Executive pursuant to Paragraph 3 hereof, the Executive shall also be entitled to the following:

                  (a) PARTICIPATION IN PLANS. The Executive shall be entitled to a target bonus opportunity for each fiscal year of 50% of his base salary based on the attainment of performance goals and objectives established by the Board and such greater or lesser amount if actual performance exceeds or falls short of target performance goals and objectives as provided under the Company's bonus arrangements for senior executives. With the exception of the Employee Stock Purchase Plan, the Executive shall also participate in the various benefit plans maintained in force by the Company from time to time, including any qualified and nonqualified pension, supplemental pension, disability, medical, group life insurance, supplemental life insurance



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coverage, business travel insurance, sick leave, and other similar retirement and welfare benefit plans, programs and arrangements.

                  (b) STOCK OPTIONS. As of the Effective Date, the Executive shall be granted the option to purchase up to the number of shares of common stock of the Company determined by dividing $12,000,000 by the per share Black-Scholes valuation of an option to purchase a share of common stock of the Company, assuming a Black-Scholes valuation equal to 60% of the average fair market value of an Axcelis share on the date of grant, at the per share exercise price equal to the price per share that common stock is offered to the public in the initial public offering of the common stock of the Company, in accordance with and subject to the terms and conditions of the Axcelis Technologies, Inc. 2000 Stock Plan (the "Stock Plan"). Such grant is to be evidenced by an award agreement setting forth the terms and conditions of the grant. The Board (or a committee appointed by the Board for such purpose) may thereafter make such other or additional grants under the Stock Plan as it determines appropriate in its sole discretion.

                  (c) FRINGE BENEFITS. In addition to the foregoing, the Executive shall be entitled to an office, fringe benefits and other similar benefits no less favorable than those available to other senior executives of the Company.

                  (d) EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive, upon a proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

                  (e) VACATION. The Executive shall be entitled to vacation and paid time off during the initial and each successive year during the Term of this Agreement in accordance with the Company's policies applicable to senior executives, or such greater period as the Board shall approve, without reduction in salary or other benefits.



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                  6. COVENANTS OF THE EMPLOYEE. In order to induce the Company to enter into this Agreement, the Executive hereby agrees as follows:

                  (a) CONFIDENTIALITY. Except as may be required by law and for acts in the ordinary course of the Executive's performance of his duties for the Company and believed by the Executive in good faith to be in the best interests of the Company, the Executive shall keep confidential and shall not divulge to any other person or entity, during the Term or thereafter, any of the business secrets or other confidential information regarding the Company, or any of its subsidiaries or affiliates, which has not otherwise become public knowledge.

                  (b) RECORDS. All papers, books and records of every kind and description relating to the business and affairs of the Company, or any of its subsidiaries or affiliates, whether or not prepared by the Executive shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Company.

                  (c) NON-COMPETITION. The Executive hereby agrees with the Company that, during the Term and for a period of months following the Date of Termination (as defined in Paragraph 7(c) below) equal to the greater of 12 months or the number of months which would have then been remaining in the Term but for the termination thereof, (i) he shall not, directly or indirectly, engage in, be employed by, act as a consultant or advisor to, be a director, officer, owner or partner of, or acquire an interest in, any business competing with any of the businesses conducted by the Company or any of its subsidiaries or affiliates, nor without the prior written consent of the Board directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, lender, joint venturer, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business that is competitive with any of the



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businesses conducted by the Company or by any subsidiary or affiliate of the
Company; provided, however, that nothing contained in this Paragraph 6(c) shall prevent Executive from investing or trading in publicly traded stocks, bonds, commodities or securities or in real estate or other forms of investment for Executive's own account and benefit (directly or indirectly), so long as such investment activities do not significantly interfere with Executive's services to be rendered hereunder and are consistent with the conflict of interest policies maintained by the Company from time to time, (ii) he shall not actively solicit any employee of the Company or any of its subsidiaries or affiliates to leave the employment thereof and (iii) he shall not induce or attempt to induce any customer, supplier, licensor, licensee or other individual, corporation or business organization having a business relation with the Company or its subsidiaries or affiliates to cease doing business with the Company or its subsidiaries or affiliates or in any way interfere with the relationship between any such customer, supplier, licensor, licensee or other individual, corporation or business organization and the Company or its subsidiaries or affiliates.

                  (d) ENFORCEMENT. The Executive agrees and warrants that the covenants contained herein are reasonable, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Executive recognizes and acknowledges that the provisions of this Paragraph 6 are vitally important to the continuing welfare of the Company, and its subsidiaries and affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Company, and its subsidiaries and affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction restraining any action by the Executive in violation of this Paragraph 6.



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                  7. TERMINATION. Unless earlier terminated in accordance with the following provisions of this Paragraph 7, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company during the entire Term as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and Paragraph 8 hereof are defined in Paragraph 7(c) below.

                  (a) DEATH OR DISABILITY. Except to the extent otherwise expressly stated herein, including without limitation as provided in Paragraph 8(a) with respect to certain post-Date of Termination payment obligations of the Company, this Agreement shall terminate immediately on the Date of Termination in the event of the Executive's death or in the event of Executive's disability. For purposes of this Agreement, "disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative. In the event of disability, until the Date of Termination the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company.

                  (b) NOTIFICATION OF DISCHARGE FOR CAUSE OR RESIGNATION . In accordance with the procedures hereinafter set forth, the Company may discharge the Executive from his employment hereunder for Cause and the Executive may resign from his employment hereunder for Good Reason or otherwise. Any discharge of the Executive by the Company for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of



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Termination to the Executive (in the case of discharge) or to the Company (in the case of the Executive's resignation) given in accordance with Paragraph 10 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances providing the basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination to the Executive. The failure by the Executive to set forth in any Notice of Termination to the Company any facts or circumstances which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstances in enforcing the Executive's rights hereunder.

                  (c) DEFINITIONS. For purposes of this Paragraph 7 and Paragraph 8 hereof, the following capitalized terms shall have the meanings set forth below:

                           (i) "Accrued Obligations" shall mean, as of the Date
of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid.



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                           (ii) "Cause" shall mean (A) the willful and continued
failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from disability), after a written demand for substantial performance is delivered to the Executive by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (B) the willful engaging by the Executive in illegal conduct or gross misconduct which is injurious to the Company. For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman of the Board or based upon the advice of a senior officer of the Company or counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (A) or (B) above of this Paragraph 7(c)(ii), and specifying the particulars thereof in detail.



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                           (iii) "Date of Termination" shall mean (A) in the
event of a discharge of the Executive by the Company for Cause or a resignation by the Executive for Good Reason, the date the Executive (in the case of such discharge) or the Company (in the case of such resignation) receives a Notice of Termination, or any later permitted date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive without Good Reason, the date the Executive (in the case of such discharge) or the Company (in the case of such resignation) receives notice of such termination of employment, (C) in the event of the Executive's death, the date of the Executive's death, and
(D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination.

                           (iv) "Good Reason" shall mean any of the following:
(A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (B) any failure by the Company to comply with any of the provisions of Paragraphs 3, 4 and 5 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (C) the Company's requiring the Executive to be based at any office or location other than in Beverly, Massachusetts or the Company's requiring the Executive



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to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; (D) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or (E) any failure by the Company to comply with and satisfy the terms and conditions of that certain Indemnification Agreement between the Company and the Executive (the "Indemnification Agreement").

                           (v) "Monthly Bonus Amount" shall mean the quotient of
(A) the "bonus percentage" (as hereinafter defined) times the Executive's annual base salary as in effect under Paragraph 3 on the Date of Termination, divided by (B) twelve (12). The term "bonus percentage" shall mean the percentage of the Executive's base salary that the Executive received as a bonus with respect to the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs, but in no event less than 25%.

                  8. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) DISCHARGE FOR CAUSE, RESIGNATION WITHOUT GOOD REASON, DEATH OR DISABILITY. In the event of a discharge of the Executive for Cause or resignation by the Executive without Good Reason, or in the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the death or disability of the Executive:

                           (i) the Company shall pay all Accrued Obligations to
the Executive, or to his beneficiaries, heirs or estate in the event of the Executive's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

                           (ii) the Executive, or his beneficiaries, heirs or
estate in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar



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plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

                           (iii) except as otherwise provided in Paragraph 15
hereof, all other obligations of the Company under this Agreement shall cease forthwith.

                  (b) DISCHARGE WITHOUT CAUSE, RESIGNATION FOR GOOD REASON OR UPON FAILURE TO EXTEND THE TERM OF THIS AGREEMENT . If (x) the Executive is discharged other than for Cause (i.e., without Cause) or disability or (y) if the Executive resigns with Good Reason or (z) if either party does not extend this Agreement following the completion by the Executive of the initial Term:

                           (i) the Company shall pay to the Executive in a lump
sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                                    (A) all Accrued Obligations; and

                                    (B) an amount equal to his monthly base
                  salary at the highest rate in effect in the most recent year multiplied by the greater of (i) 12 or (ii) the number of full and partial months then remaining in the Term of this Agreement; and

                                    (C) an amount equal to the Monthly Bonus
                  Amount multiplied by the greater of (i) 12 or (ii) the number of full and partial months then remaining in the Term of this Agreement.

                           (ii) for the number of months equal to the multiplier
used in Paragraph 8(b)(i)(B) and (C), the Company shall either (A) arrange to provide the Executive and his dependents, at the Company's cost, with life, disability and health coverage, whether insured or not insured, providing substantially similar benefits to those which the Executive and his



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dependents were receiving immediately prior to the Date of Termination, to the extent the Company continues to maintain benefit plans providing for such benefits for executives generally or (B) in lieu of providing such coverage, pay to the Executive within thirty (30) days after the Date of Termination a lump sum amount in cash equal to two (2) times the projected cost to the Company of providing the extended benefit coverage referred to in clause (A) (as such cost shall be calculated by a nationally recognized benefit consulting firm using reasonable assumptions); and

                           (iii) the Executive shall be entitled to receive all
benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

                           (iv) all stock options and other stock interests or
stock-based rights awarded to the Executive by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain in effect and exercisable in accordance with the terms and conditions of their grant; and

                           (v) except as otherwise provided in Paragraph 15
hereof, all other obligations of the Company under this Agreement shall cease forthwith.

                  (c) PAYMENT OBLIGATIONS ABSOLUTE. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or any other party. Each and every payment made hereunder by the Company shall be final, and the



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Company shall not seek to recover all or any part of such payment from the
Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

                  (d) CONTRACTUAL RIGHTS TO BENEFITS. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

                  9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the beneficiaries, heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a majority its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

                  10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      to the Board or the Company, to:



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                           Axcelis Technologies, Inc.
                           55 Cherry Hill Drive
                           Beverly, Massachusetts 01915

                  (b)      to the Executive, to:

                           Brian R. Bachman

                           ----------------------

                           -----------------------

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                  11. NO ASSIGNMENT. Except as expressly provided in Paragraph 9, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

                  12. EXECUTION IN COUNTERPARTS. This Agreement will be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  13. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Massachusetts, and this Agreement shall be construed and interpreted in accordance with and governed by the local laws of the Commonwealth of Massachusetts, other than the conflict of laws provisions of such laws.

                  14. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.



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                  15. PRIOR UNDERSTANDINGS. Except for the Change of Control
Agreement and the Indemnification Agreement between the parties, this Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. In the event of a termination of Executive's employment following a Change of Control (as defined in such Change of Control Agreement), the Executive shall be entitled to receive the greater of the amounts and benefits under this Agreement or the Change of Control Agreement but the Executive shall not receive the aggregate of amounts and benefits under both such agreements. If he is entitled to receive amounts and benefits under both the Change of Control Agreements and this Agreement, the amount and benefits payable, if any, under the Change of Control Agreement shall be deemed to have been paid first and, if the amounts and benefits due under this Agreement are greater than those actually paid under the Change of Control Agreement, such excess shall be paid under this Agreement. Further, if the Executive is then a party to a Change of Control Agreement with Eaton Corporation, which is in effect on a Date of Termination (the "Eaton Agreement"), he shall be entitled to receive amounts and benefits under only the greater of the Eaton Agreement, the Change of Control Agreement between the Executive and the Company and this Agreement, in a hierarchy requiring payment first under the Eaton Agreement, then under the Change of Control Agreement between the Executive and the Company and then under this Agreement. Nothing in this Agreement is intended as and shall not be read as a modification of the Indemnification Agreement and the Indemnification Agreement shall be and remain in force and effect in accordance with its terms. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for



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convenience of reference only and shall not be construed as part of this
Agreement or to limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the 30 day of June, 2000, to be effective as of the Effective Date.

                                    AXCELIS TECHNOLOGIES, INC.

Attest:


/s/ KEN SEMELSBERGER                By: /s/ ADRIAN T. DILLON
---------------------------------      -----------------------------------
Name: Ken Semelsberger              Name: Adrian T. Dillon
     ----------------------------        ---------------------------------
Title: Vice President--Strategic    Title: Executive Vice President--Chief
      ---------------------------         --------------------------------
       Planning                            Financial and Planning Officer
      ---------------------------         --------------------------------

                                    BRIAN R. BACHMAN
Witness:
                                    /s/ BRIAN R. BACHMAN
/s/ MARY G. PUMA                    --------------------------------------
---------------------------------
Name: Mary G. Puma
     ----------------------------




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